Exhibit 99.1

Kodak Reports First-Quarter 2018 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--May 9, 2018--Eastman Kodak Company (NYSE:KODK) today reported financial results for the first quarter 2018, reporting a net loss of $25 million on revenues of $357 million and continued growth in its KODAK SONORA Process-Free Plates, KODAK FLEXCEL NX Packaging and KODAK PROSPER Inkjet businesses.

Highlights include:

  GAAP net loss of $25 million for the quarter ended March 31, 2018.
  Operational EBITDA for the quarter of $1 million.
  Revenues for the quarter of $357 million, flat compared with the same period in 2017.
  Key product lines achieved strong year-over-year growth for the quarter:
    Volume for KODAK SONORA Process Free Plates grew by 21 percent.
    Volume for KODAK FLEXCEL NX Plates grew by 15 percent.
    Annuity revenues for the KODAK PROSPER inkjet platform grew by 14 percent.
  The company ended the quarter with a cash balance of $313 million.

“Kodak had continued strong performance in SONORA Process-Free Plates, FLEXCEL NX Packaging and PROSPER Inkjet annuities,” said Jeff Clarke, Kodak Chief Executive Officer. “We are on plan to deliver full-year revenue and Operational EBITDA performance within the expected guidance range.”

Revenues for the quarter ending March 31, 2018 were $357 million, flat compared with the first quarter of 2017. The company reported a first-quarter net loss of $25 million and Operational EBITDA of $1 million, down $5 million compared with the first quarter of 2017.

The company ended the quarter with a cash balance of $313 million, down $31 million from the December 31, 2017 cash balance of $344 million.

“Our use of cash for the first quarter was in line with our expectations and significantly improved from the same period a year ago,” said David Bullwinkle, Kodak Chief Financial Officer. “We have meaningfully improved productivity and are on track to deliver over $50 million year on year cost savings in 2018.”

Print Systems Division (PSD), Kodak’s largest division, had Q1 revenues of $216 million, an increase of $3 million compared with Q1 2017. Operational EBITDA for the quarter was $4 million, compared with $12 million for the same period a year ago. The decline was due mainly to higher costs for aluminum, the primary material used to manufacture the division’s offset printing plate products.

PSD’s environmentally-advantaged KODAK SONORA Process Free Plates had continued strong performance for the quarter, delivering 21 percent year-over-year growth in unit sales. SONORA Plates now account for 21 percent of the division’s total plate unit sales.

During the quarter PSD launched SONORA X Process-Free plates, which expand the reach of Kodak’s process-free plates from 30% to 80% of market applications. PSD also launched the KODAK NEXFINITY Digital Press, which is positioned to become the most versatile sheetfed digital press on the market.

Enterprise Inkjet Systems Division (EISD), including the KODAK PROSPER and KODAK VERSAMARK businesses and the investment in ULTRASTREAM inkjet technology, had first-quarter revenues of $31 million, down from $37 million in the same period in 2017. Operational EBITDA was $0, flat with the same period the prior year.

For the first quarter of 2018 the PROSPER business continued to deliver strong performance with year-over-year annuity growth of 14 percent. The company continues to invest in the development of KODAK ULTRASTREAM, the next-generation inkjet writing system, which is scheduled for launch in 2019.

Flexographic Packaging Division (FPD) includes KODAK FLEXCEL NX Systems and Plates as well as other packaging products, such as analog flexographic plates and letterpress plates, proofing products and services. FPD had strong performance for the quarter, driven by consistent growth in KODAK FLEXCEL NX Plates. Revenues for Q1 were $37 million, up $4 million compared with the same period a year ago. Operational EBITDA for Q1 was $7 million, an improvement of $1 million compared with the first quarter of 2017.

For the quarter, FLEXCEL NX plate volume continued to grow, increasing 15 percent year over year. The division continues to invest in new product development and infrastructure, including a plate manufacturing line in Weatherford, Oklahoma scheduled to be on line in early 2019.

Software and Solutions Division (SSD) revenues for Q1 were $20 million, a $1 million decline compared with the same period last year. Operational EBITDA was $0, flat with the same period in 2017.

Consumer and Film Division (CFD) revenues for the first quarter were $48 million, compared with $49 million for Q1 2017. Operational EBITDA declined from negative $4 million in Q1 2017 to negative $6 million in Q1 2018. CFD’s motion picture film business had strong performance for the quarter, with a revenue increase of 20 percent compared with the same quarter in the prior year.

Advanced Materials and 3D (AM3D) had Operational EBITDA for the quarter of negative $4 million, an improvement of $4 million compared with the same period the prior year. The division continues to focus on investments in light-blocking particles, printed electronics and advanced materials.

Eastman Business Park Division (EBPD) had Q1 2018 revenues of $4 million, flat with the same period the prior year. Operational EBITDA was flat compared with the first quarter of 2017.

Revenue and Operational EBITDA Q1 2018 vs. Q1 2017
($ millions)

Q1 2018 Actuals	PSD	EISD	FPD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$216	$31	$37	$20	$48	$1	$4	$357
Operational EBITDA *	$4	$-	$7	$-	$(6)	$(4)	$-	$1

Q1 2017 Actuals	PSD	EISD	FPD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$213	$37	$33	$21	$49	$-	$4	$357
Operational EBITDA *	$12	$-	$6	$-	$(4)	$(8)	$-	$6

Q1 2018 Actuals vs. Q1 2017 Actuals B/(W)	PSD	EISD	FPD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$3	$(6)	$4	$(1)	$(1)	$1	$-	$-
Operational EBITDA *	$(8)	$-	$1	$-	$(2)	$4	$-	$(5)

Q1 2018 Actuals on constant currency ** vs. Q1 2017 Actuals B/(W)	PSD	EISD	FPD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$(11)	$(8)	$2	$(2)	$(2)	$1	$-	$(20)
Operational EBITDA *	$(6)	$(1)	$-	$-	$(3)	$4	$-	$(6)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2017 foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2017, rather than the actual exchange rates in effect for the three months ended March 31, 2018.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2017 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; Kodak’s ability to discontinue, sell or spin-off certain businesses or operations or otherwise monetize assets; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

APPENDICES

A. NON-GAAP MEASURES

In this first quarter 2018 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended March 31, 2017, rather than the actual exchange rates in effect for the three months ended March 31, 2018.

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Earnings to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended March 31, 2018 and 2017, respectively:

(in millions)
	Q1 2018	Q1 2017	$ Change	% Change
Net (loss) earnings	$(25)	$7	$(32)	-457%
Depreciation and amortization	19	19	-	0%
Restructuring costs and other (1)	2	13	(11)	-85%
Stock based compensation	2	2	-	0%
Consulting and other costs (2)	3	1	2	200%
Idle costs (3)	1	1	-	0%
Other operating expense, net (4)	-	10	(10)	-100%
Interest expense (4)	8	8	-	0%
Pension income excluding service cost component (4)	(32)	(38)	6	-16%
Other charges (income), net (4)	16	(20)	36	-180%
Provision for income taxes (4)	7	3	4	133%
Operational EBITDA	$1	$6	$(5)	-83%
Impact of foreign exchange (5)	(1)		(1)
Operational EBITDA on a constant currency basis	$-	$6	$(6)	-100%

Footnote Explanations:

(1)	Restructuring costs and other as reported in the Consolidated Statement of Operations plus $6 million of inventory write-downs included in cost of revenues for the three months ended March 31, 2017.
(2)	Consulting and other costs are professional services and internal costs associated with certain corporate strategic initiatives.
(3)	Consists of third party costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations.
(4)	As reported in the Consolidated Statement of Operations.
(5)	The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2017, rather than the actual exchange rates in effect for the three months ended March 31, 2018.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended March 31,
	2018	2017
Revenues
Sales	$285	$283
Services	72	74
Total net revenues	357	357
Cost of revenues
Sales	252	241
Services	51	54
Total cost of revenues	303	295
Gross profit	54	62
Selling, general and administrative expenses	63	65
Research and development costs	15	20
Restructuring costs and other	2	7
Other operating expense, net	—	10
Loss from continuing operations before interest expense, other (income) charges, net, and income taxes	(26)	(40)
Interest expense	8	8
Pension income excluding service cost component	(32)	(38)
Other charges (income), net	16	(20)
(Loss) earnings from continuing operations before income taxes	(18)	10
Provision for income taxes	7	3
NET (LOSS) EARNINGS	$(25)	$7

The notes accompanying the Company’s first quarter 2018 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$313	$344
Trade receivables, net of allowances of $9 in each period	256	282
Inventories, net	305	276
Other current assets	62	56
Total current assets	936	958
Property, plant and equipment, net of accumulated depreciation of $411 and $394, respectively	311	314
Goodwill	32	32
Intangible assets, net	83	86
Restricted cash	12	17
Deferred income taxes	186	188
Other long-term assets	112	112
TOTAL ASSETS	$1,672	$1,707

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$191	$198
Short-term borrowings and current portion of long-term debt	4	4
Other current liabilities	224	217
Total current liabilities	419	419
Long-term debt, net of current portion	399	399
Pension and other postretirement liabilities	449	466
Other long-term liabilities	207	202
Total liabilities	1,474	1,486

Commitments and contingencies (Note 7)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	166	164

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	628	631
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(209)	(174)
Accumulated other comprehensive loss	(378)	(391)
Total equity	32	57
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,672	$1,707

The notes accompanying the Company’s first quarter 2018 Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Media:
Kodak
Nick Rangel, +1 585-615-0549
nicholas.rangel@kodak.com
or
Investor:
Kodak
Bill Love, +1 585-724-4053
shareholderservices@kodak.com